Exhibit 15.5
Level 15/300 Adelaide Street Brisbane QLD 4000
GPO Box 2207 Brisbane QLD 4001
Telephone (+61 7) 3231 3800
Facsimile (+61 7) 3211 9815
Email: brisbane@snowdengroup.com
www.snowdengroup.com
Perth, Brisbane, Vancouver, Johannesburg, Cape Town, London, Belo Horizonte
To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
Snowden Mining Industry Consultants Pty Ltd hereby consents to (a) being named in the Annual Report on Form 20-F of Vale S.A. (“Vale”) for the year ended December 31, 2009 (the “2009 20-F”) as having prepared Vale’s Moatize coal reserve estimates and (b) the incorporation by reference of the 2009 20-F into the Registration Statements on Form F-3 of: Vale and Vale Overseas Limited (File Nos. 333-162822 and 333-162822-01); Vale and Vale Capital II (File Nos. 333-160448 and 333-160448-01); and Vale and Vale Capital Limited (File Nos. 333-143857 and 333-143857-01).

Very truly,

Craig Morley CEO Snowden Mining Industry Consultants Pty Ltd

23 March 2010
SNOWDEN MINING INDUSTRY CONSULTANTS PTY LTD ABN 99 085 319 562